Exhibit 99.1

Contact:	Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Tuesday, June 5, 2007

STAR BUFFET, INC. COMPLETES

ACQUISITION AND OPENS

TWO NEW RESTAURANTS

SCOTTSDALE, AZ — June 5, 2007 — Star Buffet, Inc. (NASDAQ: STRZ) announced today it has completed the acquisition of Bar H Steakhouse in Dalhart, Texas and opened two new restaurants…a JB’s Family Restaurant in Rexburg, Idaho and an Oklahoma Steakhouse in Weatherford, Oklahoma.  With these three unit additions, the total number of restaurants in operation stands at forty-five (45) and the number of restaurants acquired or opened in FY 2008 total six (6).

Commenting on the acquisition, Robert E. Wheaton, Star Buffet’s president stated, “We were very pleased to have the opportunity to acquire the well-managed Bar H Steakhouse and are excited to become part of Dalhart’s vibrant business community.”  With respect to the new restaurant openings in Rexburg, Idaho and Weatherford, Oklahoma, Mr. Wheaton stated, “We’ve been welcomed in both cities and expect that these new restaurants will be well received.”

Safe Harbor Statement

Statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, and actual results could vary materially from the descriptions contained herein due to many factors, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, the results of financing efforts, implementation of the Company’s acquisition and strategic alliance strategy, the effect of the Company’s accounting policies and other risks detailed in the Company’s Form 10-K for its fiscal year ended January 29, 2007, and other filings with the Securities and Exchange Commission.  Copies of all of the Company’s filings with the SEC are available to the public on the SEC’s web site at http://www.sec.gov.  The Company undertakes no obligation to update any forward-looking statements.

About Star Buffet

Star Buffet is a multi-concept restaurant operator.  As of June 5, 2007, Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffets, seven JB’s Family restaurants, six Whistle Junction restaurants, four BuddyFreddys restaurants, four K-BOB’S Steakhouses, three Holiday House Family restaurants, two Western Sizzlin restaurants, one JJ North’s Country Buffet, one Pecos Diamond Steakhouse, one Oklahoma Steakhouse, one Bar H Steakhouse and one Casa Bonita Mexican theme restaurant.

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